Exhibit 99.1

First US Bank Names J. Samuel Henderson, III as Executive Vice President, Birmingham Market Executive

THOMASVILLE, Ala.--(BUSINESS WIRE)--January 20, 2016--First US Bank (“FUSB” or the “Bank”), the wholly owned banking subsidiary of United Security Bancshares, Inc. (“USBI” or the “Company”) (Nasdaq: USBI), announced today that J. Samuel Henderson, III has joined the Bank as Executive Vice President, Birmingham Market Executive.

Henderson has extensive experience in the financial and banking industries. He most recently held the position of Senior Vice President, Birmingham Area Executive, and State Commercial and Industrial Banking Executive with USAmeriBank in Birmingham. Prior to joining USAmeriBank, Henderson worked for Sterne Agee Group, Inc. in Birmingham as its Senior Vice President, Correspondent Banking and Industrial Bank De novo Team, and also served as President and CEO of The Trust Company of Sterne Agee, Inc. Henderson has worked in various other capacities over the years and has significant experience with commercial and industrial lending, retail banking, commercial real estate lending, mortgage lending, treasury management, risk management, and strategic planning, as well as experience creating and managing lending teams.

Commenting on Henderson’s appointment, James F. House, President and Chief Executive Officer of USBI and FUSB, said, “I am pleased to have Sam join our staff and team in the position of Executive Vice President, Birmingham Market Executive. He has a strong background in commercial and industrial lending, loan growth, and sales, and he has extensive business relationships from his many years in the financial and banking industries, which will be beneficial to the Bank in the greater Birmingham area. We look forward to his leadership as we continue to focus on growth and improvement of asset quality in an effort to increase earnings and move the Bank forward.”

“We at First US Bank believe that we have the correct strategy to grow and become a relevant financial institution in the greater Birmingham area,” stated Henderson. “I look forward to working with the Bank as we continue to strengthen our presence and grow in Alabama.”

Henderson received a Bachelor’s Degree in Business Administration from the University of South Carolina and also graduated from the LSU Graduate School of Banking. Henderson and his wife reside in Birmingham and have three children.

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates twenty banking offices in Alabama through First US Bank, which was established in 1952. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company (“ALC”), and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential, geographic expansion, and the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, the availability of quality loans in the Bank’s and ALC’s service areas, and, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

CONTACT:
United Security Bancshares, Inc.
Tom Elley, 334-636-5424